UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 23, 2013

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On September 23, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Collectors Universe, Inc. (the “Company”) approved and, pursuant to that approval, the Company and Robert G. Deuster, its Chief Executive Officer, have entered into a First Amendment to Employment Agreement (the “Amendment Agreement”), which extends the term of his existing Employment Agreement for one year to October 15, 2014.  The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the copy of that Agreement which is attached hereto as Exhibit 10.99.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       Adoption or Commencement of Executive Officer Compensatory Plan or Arrangement.

On September 23, 2013, the Compensation Committee approved an increase in the base salary of David G. Hall, the Company’s President and Chief Operating Officer, by $50,000 from $450,000 per year to $500,000 per year.  That increase is effective on October 1, 2013.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit

10.99	First Amendment to Employment Agreement dated as of September 23, 2013 extending the term of the Company’s Employment Agreement with Robert G. Deuster.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 26, 2013	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.99	First Amendment to Employment Agreement dated as of September 23, 2013 extending the term of the Company’s Employment Agreement with Robert G. Deuster.

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